CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-136145 on Form S-8, Registration Statement No. 333-136147 on Form S-3, Registration Statement No. 333-136148 on Form S-3, and Registration Statement No. 333-131284 on Form S-3 of our report dated March 16, 2009 (August 20, 2009, as to the retrospective effects related to the adoption of Statement of Financial Accounting Standard No. 160 (“SFAS No. 160”), Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 and related disclosure in Note 2 and the retrospective presentation of discontinued operations under Statement of Financial Accounting Standard No. 144 (“SFAS No. 144”),  Accounting for the Impairment or Disposal of Long-Lived Assets and related disclosure in Note 5) relating to the consolidated financial statements of Education Realty Trust, Inc. and subsidiaries (the “Trust”) and the effectiveness of the Trust’s internal control over financial reporting (which report (1) expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the adoption of SFAS No. 160 effective January 1, 2009 and the presentation requirements of SFAS No. 144 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting), appearing in this Current Report on Form 8-K of Education Realty Trust, Inc. and subsidiaries dated August 21, 2009.

/s/ DELOITTE & TOUCHE LLP

Memphis, Tennessee
August 20, 2009